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                                                                   EXHIBIT 10.07

                  GEOCAPITAL IV, L.P. SUBSCRIPTION AGREEMENT

          This SUBSCRIPTION AGREEMENT (this "Agreement"), dated as of September 29, 1997, is made by and between Geocapital IV, L.P., a Delaware limited partnership (the "Subscriber"), and NetSelect, Inc., a Delaware corporation (the "Corporation").

                             W I T N E S S E T H:

          WHEREAS, the capitalization of the Corporation consists of (x) 35,000,000 shares of NetSelect Class A Common Stock, par value $0.001 per share (the "NetSelect Class A Common Stock"); (y) 10,000,000 shares of NetSelect Class B Common Stock, par value $0.001 per share (the "NetSelect Class B Common Stock"); and (z) 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock"), of which 1,647,059 shares of Preferred Stock have been designated as Series A Convertible Preferred Stock (the 'Series A Preferred Stock"), 352,941 shares of Preferred Stock have been designated as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), and 700,000 shares of Preferred Stock have been designated as Series C Convertible Preferred Stock (the "Series C Preferred Stock"); and

          WHEREAS, the Subscriber desires to acquire, on the date hereof, an equity interest in the Corporation, representing 307,188 of the issued and outstanding shares of Series C Preferred Stock (the "Subscription Shares") to be purchased by the Subscriber in consideration of a capital contribution by the Subscriber to the Corporation in the aggregate amount of $2,250,000.

          NOW, THEREFORE, in consideration of these premises, the mutual covenants and agreements contained in this Agreement. and in reliance upon the representations and warranties and covenants set forth herein, the Subscriber hereby agrees with the Corporation as follows:

SECTION 1.  CAPITALIZATION OF PARTNERSHIP.
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          1.1    Subscriptions.  The Subscriber hereby subscribes for the
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Subscription Shares.

          1.2    Contribution of Cash.  The Subscriber shall purchase from the
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Corporation, on September 29, 1997, the Subscription Shares for a cash payment in an amount equal to $2,250,000 (the "Contribution Amount").

          1.3.   The Closing.  The Closing of the transactions contemplated by
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Section 1.1 and Section 1.2 hereof (the "Closing") shall take place on September
29, 1997 (the "Closing Date") at the offices of Battle Fowler LLP, Park Avenue Tower, 75 East 55th Street, New York, New York 10022. or such other place and time as the parties shall mutually agree.
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            1.4.   Deliveries at the Closing.
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            (a)    Deliveries at Closing by the Corporation.  At the Closing,
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the Corporation shall deliver to the Subscriber, stock certificates representing the duly authorized, validly issued, fully paid and nonassessable Subscription Shares.

            (b)    Deliveries at Closing by the Subscribers.  At the Closing.
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the Subscriber shall:

     (i) deliver by wire transfer in immediately available funds the Contribution Amount;

     (ii) deliver to the Corporation that certain Amendment No. 1 to the NetSelect. Inc. Stockholders Agreement, dated as of the date hereof ("Amendment No. 1 to the NetSelect, Inc. Stockholders Agreement"), by and among the Corporation and its stockholders, duly executed by Subscriber;

     (iii) deliver to the Corporation that certain Investor Representation Letter, dated as of the date hereof (the "Investor Representation Letter"), between the Corporation and the Subscriber, duly executed by Subscriber;

     (iv) deliver to the Corporation this Agreement, duly executed by Subscriber; and

     (v) deliver to the Corporation any other documents, writings, certificates or opinions as may be requested by the Corporation.

SECTION 2.  REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.
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          2.1.   The Subscriber hereby represents and warrants to, and covenants with the Corporation as follows:

          (i) The Subscriber is purchasing the Subscription Shares for its own account and not on behalf of any other person, group or entity, the Subscriber is aware and acknowledges that the Subscription Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold unless the Subscription Shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available;

          (ii) The Subscriber has had a reasonable opportunity to ask questions of and receive answers from the Corporation concerning the Corporation and the Subscription Shares, and all such questions, if any, have been answered to the full satisfaction of the Subscriber;

          (iii) No person or entity other than the Subscriber and a general partner or limited partner of the Subscriber has any rights in and to the Subscription Shares or any right to acquire the Subscription Shares;

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          (iv)    The Subscriber has such knowledge and expertise in financial and business matters that the Subscriber is capable of evaluating the merits and risks involved in an investment in the Subscription Shares; and the Subscriber is financially able to bear the economic risk of the investment in the Subscription Shares, including a total loss of such investment;

          (v) The Subscriber is not purchasing the Subscription Shares with a view to distribution, and has no present intention of dividing or allowing others to participate in the investment or of reselling, or otherwise participating directly or indirectly, in a distribution of the Subscription Shares, and shall not make any sale, transfer or pledge thereof without registration under the Securities Act and any applicable securities laws of any state or unless an exemption from registration is available;

          (vi) The Subscriber understands that the Subscription Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Corporation is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of Subscriber to acquire the Subscription Shares;

          (vii) The Subscriber expressly acknowledges and agrees that the Corporation is relying upon the Purchaser's representations contained in this Agreement, and

          (viii) The Subscriber expressly agrees that Subscriber shall not initiate a suit or cause of action against Corporation for the Corporation's failure to obtain additional financing in the form of Series C Convertible Preferred Stock; provided, however, the foregoing shall not bar Subscriber from
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bringing such suit as a result of fraudulent acts on the part of the
Corporation.

SECTION 3.  MISCELLANEOUS.
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          3.1.   Fees and Expenses.  Except as expressly provided herein each of
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the parties hereto shall each pay all of their own costs and expenses, including any and all legal and accounting fees, incident to the negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby whether or not such transactions shall be consummated; provided, however, that the Corporation shall pay and reimburse Subscriber for
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all reasonable and documented due diligence expenses, legal fees and closing costs incurred by the Subscriber in connection with the transactions contemplated hereby, to the extent such expenses, fees and costs shall not exceed $20,000.

          3.2.   Counterparts.  This -Agreement may be executed in two or more
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counterparts, all of which taken together shall constitute one instrument.

          3.3.   Binding Effect.  All of the terms of this Agreement shall be
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binding upon the respective personal representatives, heirs and successors of the parties hereto and shall inure

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to the benefit of and be enforceable by the parties hereto and their respective personal representatives, heirs and successors.

          3.4.   Assignment.  Neither this Agreement nor any right or interest
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hereunder may be assigned in whole or in part by any party without the prior written consent of the other parties.

          3.5.   Entire Agreement and Amendment.  This Agreement, the Investor
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Representation Letter and Amendment-No. 1 to the NetSelect Stockholders
Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof. No change, modification, extension, termination, notice of termination. discharge, abandonment or waiver of this Agreement or any of the provisions hereof, nor any representations, promise or condition relating to this Agreement, shall be binding upon the parties hereto unless made in writing and signed by the parties hereto.

          3.6.   Captions.  The captions of Sections hereof are for convenience
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only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

          3.7.   Notices.  All notices or other communications to be given or
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made hereunder shall be in writing and shall be deemed given when delivered personally or mailed, by registered or certified mail, return receipt requested, postage prepaid, or overnight delivery, to the parties hereto. (a) if to Geocapital, to Geocapital Partners, c/o Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts, 02110, Attention: Jennifer Post, Esq. or (b) if to the Corporation, to NetSelect, Inc., 5655 Lindero Canyon Road, Suite 106, Westlake Village, CA 91362, Attention: Stuart Wolff, Ph.D., with a copy to: Battle Fowler LLP, 75 East 55th Street, Park Avenue Tower, New York, New York 10022, Attention: Charles H. Baker, Esq.

          3.8.   Applicable-Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of Delaware as applied to residents of that State executing contracts wholly to be performed in that State. The Subscriber hereby expressly submits to the jurisdiction of all federal and state courts located in the State of Delaware and consents that any process or notice of motion or other application to any of said courts or a judge thereof may be served within or without such court's jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed. The Subscriber also waives any claim that Delaware is an inconvenient forum.

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          IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date and year first above written.

                                        GEOCAPITAL IV, L.P.

                                        By:  GEOCAPITAL MANAGEMENT L.P.,
                                             its General Partner

                                        By:   /s/ Lawrence W. [Illegible]
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                                              Name: Lawrence W. [Illegible]
                                              Title: General Partner

                                        NETSELECT, INC.

                                        By:   /s/ Stuart Wolff
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                                              Name:  Stuart Wolff, Ph.D.
                                              Title: Chief Executive Officer

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